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                                                                    EXHIBIT 11.3

                        PROGENICS PHARMACEUTICALS, INC.
                PRO FORMA COMPUTATION OF (LOSS) INCOME PER SHARE


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                                                                                                 NINE
                                                                             YEAR ENDED      MONTHS ENDED
                                                                            DECEMBER 31,     SEPTEMBER 30,
                                                                                1996             1997
                                                                            -------------  -----------------
Net (loss) income.........................................................  $  (6,142,674)   $   5,929,994
                                                                            -------------  -----------------
                                                                            -------------  -----------------
Common shares outstanding.................................................      2,441,675        2,441,675
Shares issuable upon assumed conversion of preferred stock................      4,259,878        4,259,878
Shares issuable upon exercise of outstanding options and warrants.........      1,191,337        2,710,811
Shares assumed to be repurchased under the treasury stock method..........       (686,231)      (1,609,610)
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Weighted average number of common shares used in computing per share
 data.....................................................................      7,206,659        7,802,754
                                                                            -------------  -----------------
                                                                            -------------  -----------------
Net (loss) income per share...............................................  $       (0.85)   $        0.76
                                                                            -------------  -----------------
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